UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2022

TRACON Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-36818	34-2037594
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4350 La Jolla Village Drive, Suite 800 San Diego, California		92122
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 550-0780 ____________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Investment Agreement

On December 22, 2022 (the “Effective Date”), TRACON Pharmaceuticals, Inc. (the “Company”) entered into an Investment Agreement (the “Agreement”) with Batiste Investments LLC, a limited liability company, and Maplewood Park Investments LP, a limited partnership (collectively with Batiste Investments LLC, the “Investors”). Pursuant to the terms of the Agreement, the Investors will pay to the Company a maximum aggregate amount (the “Maximum Capital”) equal to $30.0 million or a lesser amount based on the amount awarded (the “Award”), if any, to the Company in connection with the Company’s ongoing arbitration proceeding with I-Mab Biopharma (the “Arbitration”) previously disclosed in the Company’s periodic reports with the U.S. Securities and Exchange Commission, including in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2022.  Of the Maximum Capital, (i) $3.5 million (the “Initial Capital”) will be paid to the Company shortly after the Effective Date, (ii) 25% will be paid to the Company within 15 business days of issuance of an Award, subject to the Award size exceeding a threshold (the “Threshold”) and satisfaction of other conditions set forth in the Agreement, and (iii) the remainder will be paid to the Company in tranches over a multi-year period, subject again to the Award size exceeding the Threshold and satisfaction of other conditions set forth in the Agreement. The Company plans to use the amounts received pursuant to the Agreement to fund confirmation and enforcement costs for any Award and otherwise for working capital and general corporate purposes.

Subject to and contingent on the Company’s actual recovery of proceeds from an Award or any contemporaneously resolved settlements with I-Mab Biopharma and following the payment of applicable attorney’s fees (the “Proceeds”), the Company shall pay the Investors an amount (the “Repayment Amount”) equal to the sum of (i) all amounts paid by the Investors to or on behalf of the Company pursuant to the Agreement, plus (ii) a low sub-single digit to low single digit multiple calculated on each tranche of Maximum Capital actually paid by the Investors to or on behalf of the Company with the applicable multiple being based on the timing for payment from the Company and whether certain events relating to the Arbitration occur, plus (iii) a mid-teen percentage annual rate of return on the amounts set forth in clauses (i) and (ii) that begins to accrue if the amounts are not paid by the Company to the Investors within a multi-month period specified in the Agreement. If the amount of Proceeds are less than the Repayment Amount, then the Company shall only be required to pay to the Investors the Proceeds recovered (other than in circumstances in which the Company accepts a settlement offer that resolves the Arbitration for an amount less than the Repayment Amount without the prior written consent of the Investors), and in the circumstance in which there are no Proceeds then the Company shall not be required to pay the Investors any Repayment Amounts.

The Agreement contains customary representations, warranties and covenants and also includes customary events of default, including payment defaults, breaches of representations or covenants and a bankruptcy default. The Agreement also contains customary covenants that require the Company to, among other things, (i) use commercially reasonable efforts to pursue its claims in connection with the Arbitration and recover amounts awarded to it in connection with an Award, (ii) pay costs and expenses in connection with enforcing an Award, (iii) keep the Investors informed regarding the Arbitration and its collection and enforcement efforts and (iv) not incur liens (other than permitted liens) on or transfer any portion of its assets related to its claims in connection with the Arbitration, any Award, the Proceeds and related assets.

The Company may terminate the obligation of the Investors to pay all or certain tranches of the Maximum Capital by providing advance written notice to the Investors as set forth in the Agreement. If the Company fails to pay amounts owed to the Investors when due, such overdue amounts bear interest at a default rate set forth in the Agreement. Upon certain remedy events, including the Company’s breach of the Agreement, the Investors may exercise all of their rights and remedies as set forth in the Agreement and under applicable law, including, without limitation, termination of their obligations to pay additional amounts under the Agreement. Pursuant to the Agreement, the Company will also grant to the Investors a security interest in the Company’s interest in its claims in connection with the Arbitration, any Award, the Proceeds and related assets (the “Specific Collateral”), as further described in the Agreement, as security for the payment of the Company’s obligations under the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Amendment to RGC Loan Agreement

On December 22, 2022, the Company entered into an amendment (the “Loan Amendment”) to the loan and security agreement, dated as of September 2, 2022 (the “RGC Loan Agreement”), by and among the Company, each party to the RGC Loan Agreement from time to time a borrower thereunder, the lenders from time to time a party thereto and Runway Growth Finance Corp., as administrative agent and collateral agent for the lenders (“Lender”). The Loan Amendment amends the RGC Loan Agreement to, among other things, provide for the following terms: (i) the Company will repay all amounts of principal and accrued but unpaid interest in respect of the Term A Loan (as defined in the RGC Loan Agreement) by January 3, 2023 without the obligation for the Company to pay the final payment fee or the prepayment fee described in the RGC Loan Agreement; (ii) on or before March 31, 2023, at the request of the Company, if the Company has raised at least $25.0 million in net cash proceeds from certain equity or debt transactions (including amounts raised under the Agreement) prior to making such request, Lender will loan to the Company an aggregate principal amount of $10.0 million, with the full amount funded in a single disbursement; (iii) the Company will not issue an additional warrant to Lender in connection with the loan, if any, described in clause (ii) above; and (iv) Lender’s security interest in the Specific Collateral will be subordinated to the Investors’ security interest in the Specific Collateral. If the loan described in clause (ii) above is not made by March 31, 2023, the maturity date will be March 31, 2023, the RGC Loan Agreement will terminate on that date, and the Company will not be obligated to pay the prepayment fee described in the RGC Loan Agreement but the final payment fee described in the RCG Loan Agreement will become immediately due and payable.

All other material terms, including the interest-only period and covenants in the RGC Loan Agreement remain unchanged.

The foregoing summary of the material terms of the Loan Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Loan Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.08	Shareholder Director Nominations.

The Company has set April 19, 2023 as the date for its 2023 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting will be held at the Company’s principal executive offices at 4350 La Jolla Villa Drive, Suite 800, San Diego, California 92122 at 8:00 a.m. local time. The Company’s stockholders of record at the close of business on February 21, 2022, will be entitled to notice of the Annual Meeting and to vote upon matters considered at the Annual Meeting.

Because the date of the Annual Meeting represents a change of more than 30 days from the anniversary of the Company’s 2022 annual meeting of stockholders, the Company has set new deadlines for (i) the receipt of stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), for inclusion in the Company’s proxy materials for the Annual Meeting (“Rule 14a-8 Deadline”) and (ii) receipt of stockholder proposals and director nominations submitted pursuant to Article III, Section 5(b)(i) of the Company’s Amended and Restated Bylaws for consideration at the Annual Meeting (“Advance Notice Bylaws Provision Deadline”). The Rule 14a-8 Deadline is 5:00 p.m. (Eastern Time) on January 19, 2023, which the Company has determined to be a reasonable period of time before it expects to begin to print and send its proxy materials. The Advance Notice Bylaws Provision Deadline is 5:00 p.m. (Eastern Time) on January 19, 2023. Stockholder proposals and director nominations should be submitted in writing and must be received by the Corporate Secretary at the Company’s principal executive offices at TRACON Pharmaceuticals, Inc., 4350 La Jolla Villa Drive, Suite 800, San Diego, California 92122, by the Rule 14a-8 Deadline or the Advance Notice Bylaws Provision Deadline, as applicable, in order to be considered timely.

Stockholder proposals submitted in accordance with Rule 14a-8 of the Exchange Act must also comply with the remaining requirements of Rule 14a-8 of the Exchange Act in order to be considered for inclusion in the proxy materials for the Annual Meeting.

Stockholder proposals and nominations submitted pursuant to the Company’s advance notice bylaw provisions must also comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws and may be omitted if not in compliance with applicable requirements. Stockholders are urged to read the complete text of such advance notice provisions.

Item 8.01	Other Events.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01. Upon the funding of the Initial Capital and giving effect to the repayment under the RGC Loan Agreement described above that will occur on January 3, 2023, management for the Company estimates that the Company’s current cash and cash equivalents will be sufficient to fund its current requirements of working capital and other financial commitments, including the Company’s operating lease obligations, into mid-2023.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward‐looking statements. Such statements include, but are not limited to, statements regarding the sufficiency of the Company’s current cash and cash equivalents to fund its operations and other financial commitments; the amount and the availability of the Maximum Capital; whether the Company will obtain an Award in the Arbitration; whether the Award size for any Award will exceed the Threshold; whether the Company will actually recover any Proceeds; the uses by the Company of amounts it receives under the Agreement; and the availability of additional amounts under the RGC Loan Agreement. Risks that could cause actual results to differ from those expressed in these forward‐looking statements include: risks associated with the Company’s ability to meet the conditions required to receive additional amounts of Maximum Capital under the Agreement or loans under the RGC Loan Agreement, as applicable; the results of the Arbitration, including whether the Company obtains an Award in the Arbitration and if the Award size for any Award exceeds the Threshold; whether the Company will be able to actually recover any Proceeds; the Company’s costs in confirming and enforcing any Award and the extent to which the Company will be able to use any amounts it receives under the Agreement for other purposes; clinical development and regulatory approval of novel pharmaceutical product candidates; whether the Company or others will be able to complete or initiate clinical trials on the Company’s expected timelines, if at all, including due to risks associated with the COVID-19 pandemic and macroeconomic events, such as the ongoing military conflict between Ukraine and Russia and related sanctions; the fact that the Company has limited control over whether or when third party collaborators complete on-going trials or initiate additional trials of the Company’s product candidates; whether the Company will be able to enter into additional collaboration agreements on favorable terms or at all; the Company’s reliance on third parties for the development of its product candidates, including the conduct of its clinical trials and manufacture of its product candidates; and other risks described in the Company’s filings with the Securities and Exchange Commission under the heading “Risk Factors”. All forward‐looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2022	TRACON Pharmaceuticals, Inc.

	By:	/s/ Charles P. Theuer, M.D., Ph.D.
	Name:	Charles P. Theuer, M.D., Ph.D.
President and Chief Executive Officer